UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2020

Westlake Chemical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WLK	The New York Stock Exchange
1.625% Senior Notes due 2029	WLK 29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Revolving Credit Facility Borrowings

On March 20, 2020, out of an abundance of caution, Westlake Chemical Corporation (the “Company”) decided to borrow $1 billion under its $1 billion revolving credit facility that is scheduled to mature on July 24, 2023 (the “Credit Agreement”) to ensure it maintains ample financial flexibility in light of current uncertainty in the global markets caused by the Coronavirus pandemic. While the Company does not currently expect to use the proceeds from these borrowings for any liquidity needs, the Company may use the proceeds in the future for general corporate purposes. The Company currently expects to repay these borrowings when the uncertainty in the global markets subsides. At December 31, 2019, the Company had $728 million in cash and cash equivalents and no borrowings outstanding under the Credit Agreement. The Company notes that it had sufficient liquidity prior to borrowing such funds, and, other than the $250 million aggregate principal amount of 3.6% Senior Notes that mature on July 15, 2022, it has no meaningful maturities due until 2026.

The material terms of the Credit Agreement are described in the section “Liquidity and Capital Resources—Debt—Credit Agreement” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission on February 19, 2020 (the “Form 10-K”). A copy of the Credit Agreement is an exhibit to the Form 10-K. The interest rate for borrowings under the Credit Agreement as of the date of this Current Report on Form 8-K (this “Form 8-K”) is LIBOR plus a spread of 125 basis points based on the current credit rating of the Company.

The statements in this Form 8-K relating to matters that are not historical facts, including the anticipated use of the proceeds from the borrowings and the Company’s current expectation of repaying the borrowings discussed in this Form 8-K, are forward-looking statements. These forward-looking statements are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to: general economic and business conditions; the cyclical nature of the chemical industry; availability, cost and volatility of raw materials and utilities, including natural gas and natural gas liquids from shale production; the price of crude oil; uncertainties associated with the United States and worldwide economies, including those due to global economic and financial conditions, and the current Coronavirus pandemic; governmental regulatory actions, including environmental regulation and changes in trade policies; political unrest; industry production capacity and operating rates; the supply/demand balance for the Company’s products; competitive products and pricing pressures; access to capital markets; technological developments; the effect and results of litigation and settlements of litigation; operating interruptions; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to the Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

Date: March 20, 2020	By:	/s/ Albert Chao
Albert Chao President and Chief Executive Officer